EXHIBIT 32.2

Certification Pursuant to
18 U.S.C. Section 1350
As Added By
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Citizens Financial Services, Inc. (the "Company") on Form 10-K (the "Report") for the period ended December 31, 2017 as filed with the Securities and Exchange Commission, I, Mickey L. Jones, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2.
To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

March 8, 2018	By:	/s/ Mickey L. Jones
Mickey L. Jones
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)